Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

January 13, 2017

Atwood Oceanics, Inc.

15011 Katy Freeway, Suite 800

Houston, Texas 77094

Ladies and Gentlemen:

In connection with the issuance by Atwood Oceanics, Inc., a Texas corporation (the “Company”), of an aggregate of up to 15,525,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant to (a) the Registration Statement on Form S-3 (Registration No. 333-209647), as amended by Post-Effective Amendment No. 1 thereto (as amended, the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (b) the related prospectus dated November 15, 2016, as supplemented by the prospectus supplement relating to the issuance of the Shares dated January 9, 2017 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, certain legal matters with respect to the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof (the “Form 8-K”).

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Formation and By-laws of the Company, each as amended to date; (ii) the Underwriting Agreement (the “Underwriting Agreement”), dated as of January 9, 2017, between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of the Shares; (iii) the Registration Statement and the Prospectus; and (iv) the corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and such other instruments and documents, as we have deemed necessary or advisable, as a basis for the opinion hereinafter expressed. In giving the opinion below, we have relied, to the extent we deemed proper, without independent investigation or verification, upon the certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies are true and correct copies of the originals of such documents and such original copies are authentic and complete. We have also assumed that all Shares will be issued and sold in the manner set forth in the Prospectus and the Underwriting Agreement.

Atwood Oceanics, Inc.	- 2 -	January 13, 2017

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the laws of the State of Texas and applicable federal law, in each case, as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Form 8-K. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.